Exhibit 99.1

EQT Reports Third Quarter 2016 Earnings

Volume growth continues; 2016 drilling plan on-track

PITTSBURGH--(BUSINESS WIRE)--October 27, 2016--EQT Corporation (NYSE: EQT) today announced third quarter 2016 net loss attributable to EQT of $8.0 million, or $0.05 loss per diluted share (EPS), compared to third quarter 2015 net income attributable to EQT of $40.8 million, or $0.27 per diluted share. Net cash provided by operating activities was $274.3 million, $30.1 million higher than the third quarter 2015.

Adjusted net loss attributable to EQT was $44.2 million for the quarter, due to a decrease in natural gas prices, compared to an adjusted net loss attributable to EQT of $30.4 million in the third quarter 2015; and adjusted loss per diluted share was $0.26, compared to adjusted loss per diluted share of $0.20. Adjusted operating cash flow attributable to EQT was $167.7 million; $19.3 million higher than the third quarter 2015. The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to the most comparable GAAP financial measure, as well as important disclosures regarding certain projected non-GAAP financial measures.

Highlights:

  Production sales volume was 26% higher
  Midstream transmission revenue was 11% higher
  Realized natural gas price was 14% lower
  $275 million cash proceeds from asset sale to EQM
  Continued acreage acquisitions

RESULTS BY BUSINESS

EQT PRODUCTION

EQT Production achieved sales volume of 196 Bcfe in the third quarter 2016, representing a 26% increase over the third quarter last year.

EQT Production’s operating loss totaled $22.0 million for the quarter, compared to operating income of $56.4 million in 2015. Operating revenue totaled $502.5 million for the third quarter 2016, which was $28.8 million lower than the third quarter 2015, primarily due to a lower average realized sales price and decreased gains on derivatives not designated as hedges, which more than offset the increase in production sales volume.

EQT Production’s adjusted operating loss totaled $82.4 million for the quarter, due to a decline in natural gas prices, compared to an adjusted operating loss of $59.9 million in 2015. Adjusted operating revenue for the quarter was $430.7 million, which was $32.6 million higher than the same period last year, primarily due to increased production sales volume, offset by a lower average realized sales price. Average realized price for the third quarter 2016 was $2.20 per Mcfe, 14% lower than the $2.55 per Mcfe realized in the same period last year. Net marketing services revenue totaled $5.3 million in the third quarter 2016.

EQT Production’s operating expenses for the quarter were $524.6 million, $49.7 million higher than the same period last year. Consistent with the growth in sales volume – depreciation, depletion, and amortization (DD&A) expenses were $25.8 million higher; gathering expenses were $15.6 million higher; transmission expenses were $13.4 million higher; and processing expenses were $6.4 million higher. Exploration expenses were $5.5 million lower and production taxes were $4.6 million lower.

The Company drilled (spud) 24 gross wells during the third quarter 2016, including 21 Marcellus wells, with an average expected length-of-pay of 8,300 feet; two Upper Devonian wells, with an average expected length-of-pay of 11,100 feet; and one Utica well with an expected length-of-pay of 5,400 feet.

EQT MIDSTREAM

EQT Midstream’s third quarter 2016 operating income was $132.7 million, an increase of $19.7 million over the third quarter 2015, primarily as a result of increased gathering and transmission revenue. Operating revenue was $214.3 million, which was $15.8 million higher due to higher Marcellus volume. Gathering revenue was 8% higher at $136.7 million and transmission revenue increased by 11% to $69.5 million.

Total operating expenses for the quarter were $81.6 million, $4.0 million lower than last year. Operation and maintenance (O&M) expense was $4.8 million lower, primarily due to lower purchased gas costs; and selling, general and administrative (SG&A) expense was $2.2 million lower. The combined decrease in O&M and SG&A expenses were partially offset by the year-over-year increase in DD&A of $3.1 million. Per unit gathering and compression expense for the quarter was 17% lower year-over-year.

OTHER BUSINESS

Trans Energy / Republic Energy and Third-Party Acquisition

On October 25, 2016, EQT announced that it signed definitive agreements, in related transactions, to acquire additional core Marcellus acreage consisting of -- 42,600 net acres in West Virginia and current natural gas production of approximately 42 MMcfe per day from Trans Energy, Inc. (Trans Energy) and entities affiliated with Republic Energy (Republic) for an aggregate purchase price of $513 million; and 17,000 net acres in Pennsylvania and current natural gas production of approximately 2 MMcfe per day from a third-party for $170 million. The transactions are expected to close by year-end 2016.

Statoil Acquisition

On July 8, 2016, EQT closed a transaction with Statoil USA Onshore Properties, Inc. -- acquiring 62,500 net acres located in EQT’s core Marcellus development area of West Virginia. Much of the acreage is contiguous with EQT’s current acreage; therefore, allowing the lateral lengths of 106 existing EQT well locations to be extended from an average of 3,000 feet to an average of 6,500 feet, which will reduce overall costs and deliver stronger well economics. The acquisition also included approximately 500 undeveloped locations that are expected to have an average lateral length of 5,600 feet, along with the drilling rights on an estimated 53,000 net acres in the deep Utica.

EQT Midstream Partners, LP (NYSE: EQM) / EQT GP Holdings, LP (NYSE: EQGP)

On October 25, 2016, EQM announced a cash distribution to its unitholders of $0.815 per unit for the third quarter 2016. EQGP also announced a cash distribution to its unitholders of $0.165 per unit for the third quarter 2016.

The third quarter 2016 financial results for EQM and EQGP were released today and provide operational results, as well as updates on significant midstream projects under development by EQM. This news release is available at www.eqtmidstreampartners.com.

Asset Sale to EQT Midstream Partners

Effective October 1, 2016, EQT sold the Allegheny Valley Connector transmission and storage system, along with several Marcellus gathering systems, to EQM for $275 million in cash.

Calculation of Net Income Attributable to Noncontrolling Interest

The results of EQGP and EQM are consolidated in EQT’s results. For the third quarter 2016, EQT recorded earnings of $78.1 million, or $0.45 per diluted share, attributable to the publicly held partnership interests in EQGP and EQM.

(thousands)	Three Months Ended
September 30, 2016
EQM net income	$126,568
Less: General Partner interest (including incentive distribution rights)	27,139
Limited Partner interest in net income	$99,429

EQM LP units
Publicly owned	$72,836
EQGP owned	26,593
Limited Partner interest in net income	$99,429

EQGP net income
EQM LP unit ownership	$26,593
EQM GP unit ownership (including incentive distribution rights)	27,139
EQGP incremental expenses	(574)
Net income attributable to EQGP	$53,158

EQGP units
Publicly owned LP (9.9%)	$5,284
EQT owned LP (90.1%)	47,874
Net income attributable to EQGP	$53,158

Noncontrolling interest in EQT earnings
EQM publicly-owned LP units	$72,836
EQGP publicly-owned LP units	5,284
Net income attributable to noncontrolling interest	$78,120

Hedging

As of October 25, 2016, the approximate volumes and prices of the Company’s derivative commodity instruments hedging sales of produced gas for 2016 through 2018 were:

	2016(a)	2017	2018
NYMEX Swaps
Total Volume (Bcf)	77	266		105
Average Price per Mcf (NYMEX)	$3.64	$3.31		$3.13

Collars
Total Volume (Bcf)	1	17		−
Average Floor Price per Mcf (NYMEX)	$2.84	$2.98	$	−
Average Cap Price per Mcf (NYMEX)	$3.36	$3.92	$	−

(a)	October through December 31
•	The Company also sold calendar year 2016, 2017 and 2018 calls for approximately 11 Bcf, 32 Bcf and 16 Bcf at strike prices of $3.65 per Mcf, $3.53 per Mcf and $3.48 per Mcf, respectively
•	For 2017 and 2018 the Company sold puts for approximately 3 Bcf at a strike price of $2.63 per Mcf
•	The average price is based on a conversion rate of 1.05 MMBtu/Mcf

Operating Income (Loss)

The Company reports operating income (loss) by segment in this news release. Interest, income taxes and unallocated expenses are controlled on a consolidated, corporate-wide basis and are not allocated to the segments.

The following table reconciles operating income (loss) by segment, as reported in this news release, to the consolidated operating income (loss) reported in the Company’s financial statements:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands)	2016	2015	2016	2015
Operating income (loss):
EQT Production	$(22,010)	$56,360	$(477,264)	$175,317
EQT Midstream	132,727	113,010	399,114	350,942
Unallocated expenses	(2,260)	685	(10,684)	(8,411)
Total operating income (loss)	$108,457	$170,055	$(88,834)	$517,848

Unallocated expenses consist primarily of incentive compensation expense and administrative costs.

Marcellus Horizontal Well Status (cumulative since inception)

	As of	As of	As of	As of	As of
	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15
Wells drilled (spud)	949*	896	869	854	827
Wells online	816	774	735	693	642
Wells complete, not online	32	34	45	57	65
Wells drilled, uncompleted	101	88	89	104	120

*Includes 32 wells acquired in Q3 2016

NON-GAAP DISCLOSURES

Adjusted Net Loss Attributable to EQT and Adjusted Loss per Diluted Share

Adjusted net loss attributable to EQT and adjusted loss per diluted share are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net loss attributable to EQT and adjusted loss per diluted share should not be considered as alternatives to net (loss) income attributable to EQT or (loss) earnings per diluted share presented in accordance with GAAP. Adjusted net loss attributable to EQT as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, asset impairments and rig release expenses, and legal reserve charges. Management utilizes adjusted net loss attributable to EQT to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas sales is not impacted by the often volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results. Management believes that adjusted net loss attributable to EQT as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted net loss attributable to EQT and adjusted loss per diluted share with net (loss) income attributable to EQT and (loss) earnings per diluted share as derived from the statements of consolidated operations to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2016.

	Three Months Ended
	September 30,
(thousands, except per share information)	2016	2015
Net (loss) income attributable to EQT, as reported	$(8,016)	$40,787
Add back (deduct):
Asset impairments and rig release expenses	1,435	10,106
Legal reserve	4,755	1,926
Gain on derivatives not designated as hedges	(93,356)	(161,263)
Net cash settlements received on derivatives not designated as hedges	27,287	32,099
Premiums paid for derivatives that settled during the period	(558)	(1,029)
Tax impact (a)	24,267	46,945
Adjusted net loss attributable to EQT	$(44,186)	$(30,429)
Diluted weighted average common shares outstanding	172,867	152,854
Diluted EPS, as adjusted	$(0.26)	$(0.20)

(a)	A tax rate of 40.2% and 39.7% for the three month periods ended September 30, 2016, and 2015, respectively, was applied to the items under the caption “Add back (deduct)”. This represents the incremental deferred tax benefit that would have been incurred had these items been excluded from net loss attributable to EQT.

Operating Cash Flow and Adjusted Operating Cash Flow Attributable to EQT

Operating cash flow and adjusted operating cash flow attributable to EQT are non-GAAP supplemental financial measures that are presented as indicators of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements and therefore may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT is EQT’s operating cash flow (a non-GAAP supplemental financial measure reconciled below), adjusted to exclude EQT Midstream Partners adjusted EBITDA (a non-GAAP supplemental financial measure reconciled below), and to include the EQT GP Holdings, LP (EQGP) cash distribution payable to EQT. Management believes that removing the impact on operating cash flows of the public unitholders of EQGP and EQT Midstream Partners, LP (EQM) that is otherwise required to be consolidated in EQT’s results provides useful information to an EQT investor. Adjusted operating cash flow attributable to EQT also excludes current taxes on transactions, cash exploration expense, non-recurring tax benefits and cash rig release expenses in order to adjust for the cash impact of these activities on operating activities of the period. Management believes this will enhance the comparability of results. Operating cash flow and adjusted operating cash flow attributable to EQT should not be considered as alternatives to net cash provided by operating activities presented in accordance with GAAP.

The tables below reconcile operating cash flow and adjusted operating cash flow attributable to EQT with net cash provided by operating activities, as derived from the statements of consolidated cash flows to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2016.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands)	2016	2015	2016	2015
Net income (loss)	$70,104	$100,233	$(22,278)	$385,148
Add back / (deduct):
Depreciation, depletion and amortization	237,088	208,227	682,948	599,791
Asset and lease impairments, non-cash	1,435	6,576	5,498	35,004
Deferred income tax expense (benefit)	19,855	116,967	(145,739)	(78,958)
(Gain) loss on derivatives not designated as hedges	(93,356)	(161,263)	32,342	(209,114)
Cash settlements received on derivatives not designated as hedges	27,287	32,099	222,516	70,874
Non-cash incentive compensation	10,674	13,193	34,551	41,622
Pension settlement charge	−	−	9,403	−
Other items, net	(10,102)	(3,262)	(22,034)	(8,538)
Operating cash flow:	$262,985	$312,770	$797,207	$835,829

Add back / (deduct):
Changes in other assets and liabilities	11,310	(68,579)	(29,508)	64,389
Net cash provided by operating activities	$274,295	$244,191	$767,699	$900,218

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands)	2016	2015	2016	2015
Operating cash flow (a non-GAAP measure reconciled above)	$262,985	$312,770	$797,207	$835,829
(Deduct) / add back:
EQT Midstream Partners adjusted EBITDA(1)	(136,036)	(113,378)	(415,743)	(320,404)
Cash distribution payable to EQT (2)	39,553	24,930	107,632	70,856
Exploration expense, cash	1,236	1,600	3,887	5,014
Rig release expenses, cash	−	3,529	−	8,697
Current taxes on transactions(3)	−	−	−	150,425
Non recurring tax benefits	−	(81,031)	−	(50,669)
Adjusted operating cash flow attributable to EQT	$167,738	$148,420	$492,983	$699,748

(1)	EQT Midstream Partners adjusted EBITDA is a non-GAAP supplemental financial measure reconciled in this section.
(2)	Cash distribution payable to EQT for the three and nine months ended September 30, 2016 and 2015 represents the distribution payable from EQGP to EQT.
(3)	Represents current tax expense related to the sale of the Northern West Virginia Marcellus Gathering System (NWV Gathering).

EQT has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted operating cash flow attributable to EQT to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. EQT is unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. EQT is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers payments, with accuracy to a specific day, three or more months in advance. Furthermore, EQT does not provide guidance with respect to its average realized price or income taxes, among other items, that are reconciling items between net cash provided by operating activities and adjusted operating cash flow attributable to EQT. Natural gas prices are volatile and out of EQT’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, EQT is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted operating cash flow attributable to EQT to projected net cash provided by operating activities, without unreasonable effort.

EQT Production Adjusted Operating Revenue

The table below reconciles EQT Production adjusted operating revenue, a non-GAAP supplemental financial measure, to EQT Corporation total operating revenue, as derived from the statements of consolidated operations to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2016.

EQT Production adjusted operating revenue (also referred to as total natural gas and liquids sales, including cash settled derivatives) is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating revenue should not be considered as an alternative to EQT Corporation total operating revenue presented in accordance with GAAP. EQT Production adjusted operating revenue as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and the revenue impact of certain marketing services. Management utilizes EQT Production adjusted operating revenue to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the revenue from natural gas sales is not impacted by the often volatile fluctuations in the fair value of derivatives prior to settlement. EQT Production adjusted operating revenue also excludes “Net marketing services” because management considers this revenue to be unrelated to the revenue for its natural gas and liquids production. “Net marketing services” includes both the cost of and recoveries on third party pipeline capacity not used for EQT Production sales volume. Management further believes that EQT Production adjusted operating revenue as presented provides useful information for investors for evaluating period-over-period earnings.

Calculation of EQT Production Adjusted	Three Months Ended		Nine Months Ended
Operating Revenue	September 30,		September 30,
$ in thousands (unless noted)	2016	2015	2016	2015
EQT Production total operating revenue	$502,546	$531,284	$1,052,516	$1,563,830
(Deduct) / add back:
(Gain) loss on derivatives not designated as hedges	(93,356)	(160,458)	32,342	(209,881)
Net cash settlements received on derivatives not designated as hedges not designated as hedges	27,287	33,170	222,516	69,714
Premiums paid for derivatives that settled during the period	(558)	(1,029)	(1,574)	(3,054)
Net marketing services	(5,251)	(4,886)	(11,960)	(27,845)
EQT Production adjusted operating revenue, a non-GAAP financial measure	$430,668	$398,081	$1,293,840	$1,392,764

Total sales volumes (MMcfe)	196,085	156,296	560,568	448,545

Average realized price ($/Mcfe)	$2.20	$2.55	$2.31	$3.11

EQT Production total operating revenue	$502,546	$531,284	$1,052,516	$1,563,830
EQT Midstream total operating revenue	214,335	198,579	653,362	599,235
Less: intersegment revenue, net	(160,155)	(145,885)	(476,552)	(424,683)
EQT Corporation total operating revenue, as reported in accordance with GAAP	$556,726	$583,978	$1,229,326	$1,738,382

EQT Production Adjusted Operating (Loss) Income

The table below reconciles EQT Production adjusted operating (loss) income, a non-GAAP supplemental financial measure, to EQT Corporation operating (loss) income, as derived from the statements of consolidated operations to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2016.

EQT Production adjusted operating (loss) income is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating (loss) income should not be considered as an alternative to EQT Corporation operating (loss) income presented in accordance with GAAP. EQT Production adjusted operating (loss) income as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, restructuring charges, a pension settlement charge, a legal reserve charge, impairments and rig release expenses and non-cash gains (losses) on sales / exchanges of assets (if applicable). Management utilizes EQT Production adjusted operating (loss) income to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas sales is not impacted by the often volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results. Management believes that EQT Production adjusted operating (loss) income as presented provides useful information for investors for evaluating period-over-period earnings.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands)	2016	2015	2016	2015
EQT Corporation operating income (loss), as reported in accordance with GAAP	$108,457	$170,055	$(88,834)	$517,848
Add back / (deduct):
Unallocated expenses	2,260	(685)	10,684	8,411
EQT Midstream operating income, as reported on segment page	(132,727)	(113,010)	(399,114)	(350,942)
EQT Production operating (loss) income, as reported on segment page	$(22,010)	$56,360	$(477,264)	$175,317
Add back / (deduct):
(Gain) loss on derivatives not designated as hedges	(93,356)	(160,458)	32,342	(209,881)
Net cash settlements received on derivatives not designated as hedges	27,287	33,170	222,516	69,714
Premiums paid for derivatives that settled during the period	(558)	(1,029)	(1,574)	(3,054)
Pension settlement charge	−	−	1,709	−
Legal reserve charge	4,755	1,926	11,583	2,938
Asset impairments and rig release expenses	1,435	10,106	5,498	41,780
Restructuring charges	−	−	2,029	−
EQT Production adjusted operating (loss) income	$(82,447)	$(59,925)	$(203,161)	$76,814

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

As used in this news release, EBITDA is defined as earnings before interest, taxes, depreciation, and amortization expense. EBITDA is not a financial measure calculated in accordance with GAAP. EBITDA is a non-GAAP supplemental financial measure that EQT’s management and external users of EQT’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) EQT’s performance versus prior periods; (ii) EQT’s operating performance as compared to other companies in its industry; (iii) the ability of EQT’s assets to generate sufficient cash flow to make distributions to its investors; (iv) EQT’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQT has not provided projected net income (loss) or reconciliations of projected EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP. EQT does not provide guidance with respect to its average realized price or income taxes, among other items, that are reconciling items between EBITDA and net income (loss). Natural gas prices are volatile and out of EQT’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Further, management believes a reliable forecasted effective tax rate is not available because small fluctuations in estimated “ordinary” income would result in significant changes in the estimated annual effective tax rate for 2016. Consequently, EQT is not able to provide a projected net income (loss) that would be useful to investors. Therefore, projected net income (loss) and reconciliations of projected EBITDA to projected net income (loss) are not available without unreasonable effort.

EQT Midstream Partners Adjusted EBITDA

As used in this news release, EQT Midstream Partners adjusted EBITDA means EQM’s net income plus EQM’s interest expense, depreciation and amortization expense, income tax expense (if applicable), and non-cash long-term compensation expense (if applicable) less EQM’s equity income, AFUDC-equity, capital lease payments, and adjusted EBITDA attributable to the NWV Gathering prior to acquisition. EQT Midstream Partners adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of EQT’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in relation to:

  EQT's operating performance as compared to other companies in its industry;
  the ability of EQT's assets to generate sufficient cash flow to make distributions to its investors;
  EQT's ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQT believes that EQT Midstream Partners adjusted EBITDA provides useful information to investors in assessing EQT's financial condition and results of operations. EQT Midstream Partners adjusted EBITDA should not be considered as an alternative to EQM’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. EQT Midstream Partners adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect EQM's net income. Additionally, because EQT Midstream Partners adjusted EBITDA may be defined differently by other companies in EQT's or EQM's industries, the definition of EQT Midstream Partners adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles EQT Midstream Partners adjusted EBITDA with EQM’s net income, as derived from the statements of consolidated operations to be included in EQM’s report on Form 10-Q for the quarter ended September 30, 2016.

EQM has not provided reconciliations of projected EQT Midstream Partners adjusted EBITDA to projected EQM net income, the most comparable financial measure calculated in accordance with GAAP. EQM does not provide guidance with respect to the intra-year timing of its or Mountain Valley Pipeline, LLC’s capital spending, which impact AFUDC-debt and equity and equity earnings, among other items, that are reconciling items between EQT Midstream Partners adjusted EBITDA and EQM net income. The timing of capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides a range for the forecast of EQM net income and EQT Midstream Partners adjusted EBITDA to allow for the variability in the timing of spending and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliation of projected EQT Midstream Partners adjusted EBITDA to projected EQM net income is not available without unreasonable effort.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands, unless noted)	2016	2015	2016	2015
Net income, EQT Midstream Partners	$126,568	$94,116	$380,395	$280,741
Add:
Interest expense	7,662	11,264	27,311	34,361
Depreciation and amortization expense	15,704	13,217	46,293	37,402
Income tax expense	-	-	-	6,703
Non-cash long-term compensation expense	-	328	195	1,133
Less:
Equity income	(2,700)	(753)	(6,139)	(1,147)
AFUDC - equity	(7,412)	(1,716)	(15,126)	(3,599)
Capital lease payments for Allegheny Valley Connector (a)	(3,786)	(3,078)	(17,186)	(15,349)
Adjusted EBITDA attributable to NWV Gathering prior to acquisition (b)	-	-	-	(19,841)
EQT Midstream Partners Adjusted EBITDA	$136,036	$113,378	$415,743	$320,404

(a)	Reflects capital lease payments due under the lease. These lease payments are generally made monthly on a one-month lag.
(b)	Adjusted EBITDA attributable to NWV Gathering prior to acquisition for the periods presented was excluded from EQM’s adjusted EBITDA calculations as these amounts were generated by NWV Gathering prior to EQM’s acquisition; therefore, they were not amounts that could have been distributed to EQM’s unitholders. Adjusted EBITDA attributable to NWV Gathering for the nine months ended September 30, 2015 was calculated as net income of $11.1 million plus depreciation and amortization expense of $2.0 million plus income tax expense of $6.7 million.

Third Quarter 2016 Webcast Information

The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com, and on the investor information page of the Company’s web site at ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP and EQT GP Holdings, LP, for which EQT Corporation is the parent company, will also host a joint conference call with security analysts today, beginning at 11:30 a.m. ET. The call will be broadcast live via www.eqtmidstreampartners.com, with a replay available for seven days following the call.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

EQT Management speaks to investors from time-to-time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relations website at http://ir.eqt.com.

Additional Information

This news release and the description contained herein is for informational purposes only and is not a recommendation, an offer to buy, or the solicitation of an offer to sell any shares of common stock of Trans Energy, Inc. (Trans Energy). EQT Corporation, and its wholly-owned subsidiary, WV Merger Sub, Inc. (Merger Sub), will file with the U.S. Securities and Exchange Commission (SEC) a Tender Offer Statement on Schedule TO containing an offer to purchase (Offer to Purchase), a form of letter of transmittal (Letter of Transmittal) and other related documents and, thereafter, Trans Energy will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D9 with respect to the tender offer. THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND TRANS ENERGY SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY. Shareholders of Trans Energy may to obtain a free copy of these documents and other documents filed by Trans Energy, EQT or Merger Sub with the SEC at the website maintained by the SEC at www.sec.gov. In addition, shareholders of Trans Energy may obtain a free copy of these documents by visiting the “Investors” section of Trans Energy’s website at http://www.transenergyinc.com/investors, or shareholders may obtain a free copy of these documents from the information agent named in the Offer to Purchase.

The Offer to Purchase is not being made to holders of (nor will tenders be accepted from or on behalf of holders of) shares of Trans Energy’s common stock in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws or regulations require the Offer to Purchase to be made by a licensed broker or dealer, the Offer to Purchase shall be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Merger Sub or EQT.

Cautionary Statements

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its Marcellus, deep Utica, and other reserves; drilling plans and programs (including the number, type, feet of pay and location of wells to be drilled and number and type of drilling rigs); projected natural gas prices, basis and average differential; total resource potential, reserves, EUR, expected decline curve and reserve replacement ratio; projected Company and third party production sales volume and growth rates (including liquids sales volume and growth rates); projected unit costs and well costs; projected net marketing services revenues; projected gathering and transmission volume and growth rates; the Company’s access to, and timing of, capacity on pipelines; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Mountain Valley Pipeline (MVP) project; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); projected EBITDA; acquisition transactions, including the expected timing of closing of, and the Company's ability to complete, pending acquisition transactions; monetization transactions, including asset sales (dropdowns) to EQT Midstream Partners, LP (EQM) and other asset sales, joint ventures or other transactions involving the Company’s assets; the projected cash flows resulting from the Company’s limited partner interests in EQT GP Holdings, LP (EQGP); internal rate of return (IRR) and returns per well; projected capital contributions and expenditures; potential future impairments of the Company’s assets; the amount and timing of any repurchases under the Company’s share repurchase authorization; liquidity and financing requirements, including funding sources and availability; the expected use of proceeds from equity offerings; changes in the Company’s or EQM’s credit ratings; projected net income attributable to noncontrolling interests, adjusted operating cash flow attributable to EQT Corporation, revenue and cash-on-hand; hedging strategy; the effects of government regulation and litigation; projected dividend and distribution amounts and rates; the effects of government regulation and litigation; tax position and projected effective tax rate. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2015, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, is derived from publicly available information published by the partnerships.

2016 Current Guidance

Based on current NYMEX natural gas prices adjusted operating cash flow attributable to EQT is projected to be approximately $750 million for 2016, which includes approximately $150 million from EQT’s interest in EQGP. See the Non-GAAP Disclosures section for important information regarding the non-GAAP financial measures included in this news release, including the projections for adjusted operating cash flow attributable to EQT and EBITDA.

PRODUCTION
	Q4 2016	2016
Total production sales volume (Bcfe)	189 – 194	750 – 755
Total liquids sales volume (Mbbls)	3,095 – 3,185	11,825 – 11,915
Ethane sales volume (Mbbls)	535 – 585	1,755 – 1,805
NGL & oil volume sales volume (Mbbls)	2,560 – 2,600	10,070 – 10,110

Marcellus / Utica Rigs		4
Top-hole rigs		3

Unit Costs ($ / Mcfe)
Gathering to EQT Midstream		$0.65 – 0.67
Transmission to EQT Midstream		$0.19 – 0.20
Third-party gathering and transmission		$0.29 – 0.30
Processing		$0.16 – 0.17
LOE, excluding production taxes		$0.08 – 0.10
Production taxes		$0.05 – 0.06
SG&A		$0.17 – 0.19
DD&A		$1.06 – 1.08

Average differential ($ / Mcf)*	$(1.00) – (0.90)	$(0.85) – (0.75)

Net marketing services ($MM)	$(2.5) – 2.5	$7 – 17

FINANCIAL

Net income attributable to noncontrolling interest ($MM)	$81	$320

EBITDA ($MM)
EQM adjusted EBITDA		$568 – 573
Huron gathering		35 – 40
Other EQT Midstream**		30 – 35
Total consolidated Midstream		$633 – 648
Total Production EBITDA***		580 – 590
Total EBITDA		$1,213 – 1,238

*	Includes fixed price physical sales of 9 Bcf at average prices of $3.09 per Mcf for October-December 2016.
**	Represents EBITDA earned at EQT prior to drop-down to EQM
***	Excludes non-cash derivative losses.

EQT CORPORATION AND SUBSIDIARIES
Statements of Consolidated Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(Thousands except per share amounts)
Revenues:
Sales of natural gas, oil and NGLs	$403,939	$365,940	$ 1,072,898	$1,326,104
Pipeline and marketing services	59,431	56,775	188,770	203,164
Gain (loss) on derivatives not designated as hedges	93,356	161,263	(32,342)	209,114
Total operating revenues	556,726	583,978	1,229,326	1,738,382

Operating expenses:
Transportation and processing	89,883	71,996	251,283	207,129
Operation and maintenance	31,185	32,385	91,921	92,693
Production	26,058	32,505	85,998	95,353
Exploration	2,671	8,177	9,385	32,153
Selling, general and administrative	61,384	60,633	196,625	189,163
Depreciation, depletion and amortization	237,088	208,227	682,948	599,791
Impairment of long-lived assets	-	-	-	4,252
Total operating expenses	448,269	413,923	1,318,160	1,220,534

Operating income (loss)	108,457	170,055	(88,834)	517,848

Other income	10,715	2,661	23,199	6,289
Interest expense	35,984	36,547	108,469	110,596
Income (loss) before income taxes	83,188	136,169	(174,104)	413,541
Income tax expense (benefit)	13,084	35,936	(151,826)	28,393
Net income (loss)	70,104	100,233	(22,278)	385,148
Less: Net income attributable to noncontrolling interests	78,120	59,446	238,747	165,398
Net (loss) income attributable to EQT Corporation	$(8,016)	$40,787	$ (261,025)	$219,750

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	172,867	152,551	165,197	152,326
Net (loss) income	$(0.05)	$0.27	$ (1.58)	$1.44

Diluted:
Weighted average common stock outstanding	172,867	152,854	165,197	152,789
Net (loss) income	$(0.05)	$0.27	$ (1.58)	$1.44
Dividends declared per common share	$0.03	$0.03	$ 0.09	$0.09

EQT CORPORATION
PRICE RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
in thousands (unless noted)	2016	2015	2016	2015
NATURAL GAS
Sales volume (MMcf)	175,191	141,367	508,206	405,743
NYMEX price ($/MMBtu) (a)	$2.81	$2.77	$2.29	$2.80
Btu uplift	$0.27	$0.28	$0.21	$0.26
Natural gas price ($/Mcf)	$3.08	$3.05	$2.50	$3.06
Basis ($/Mcf) (b)	$(1.21)	$(1.16)	$(0.80)	$(0.64)
Cash settled basis swaps (not designated as hedges) ($/Mcf)	-	0.01	0.05	(0.02)
Average differential, including cash settled basis swaps ($/Mcf)	$(1.21)	$(1.15)	$(0.75)	$(0.66)
Average adjusted price ($/Mcf)	$1.87	$1.91	$1.75	$2.39
Cash settled derivatives (cash flow hedges) ($/Mcf)	0.14	0.46	0.14	0.50
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.15	0.21	0.38	0.19
Average natural gas price, including cash settled derivatives ($/Mcf)	$2.16	$2.58	$2.27	$3.08
Natural gas sales, including cash settled derivatives	$378,484	$365,266	$1,155,898	$1,251,140

LIQUIDS
NGLs: (excluding ethane)
Sales volume (MMcfe)(c)	14,536	13,827	41,731	39,552
Sales volume (Mbbls)	2,422	2,305	6,955	6,592
Price ($ / Bbl)	$17.13	$11.12	$16.42	$18.11
NGL sales	$41,508	$25,628	$114,188	$119,403
Ethane:
Sales volume (MMcfe)(c)	5,234	-	7,310	-
Sales volume (Mbbls)	872	-	1,218	-
Price ($ / Bbl)	$4.55	$-	$4.59	$-
Ethane sales	$3,966	$-	$5,590	$-
Oil:
Sales volume (MMcfe)(c)	1,124	1,102	3,321	3,250
Sales volume (Mbbls)	188	184	554	542
Price ($ / Bbl)	$35.81	$39.13	$32.81	$41.02
Oil sales	$6,710	$7,187	$18,164	$22,221

Total liquids sales volume (MMcfe)(c)	20,894	14,929	52,362	42,802
Total liquids sales volume (Mbbls)	3,482	2,489	8,727	7,134
Liquids sales	$52,184	$32,815	$137,942	$141,624

TOTAL PRODUCTION
Total natural gas & liquids sales, including cash settled derivatives (d)	$430,668	$398,081	$1,293,840	$1,392,764
Total sales volume (MMcfe)	196,085	156,296	560,568	448,545
Average realized price ($/Mcfe)	$2.20	$2.55	$2.31	$3.11

(a)	The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $2.81 and $2.77 for the three months ended September 30, 2016 and 2015, respectively, and $2.29 and $2.80 for the nine months ended September 30, 2016 and 2015, respectively).
(b)	Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price.
(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.
(d)	Also referred to in this report as EQT Production adjusted operating revenues, a non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Total natural gas & liquids sales, including cash settled derivatives above (d)	$430,668	$398,081	$1,293,840	$1,392,764
(Deduct) add:
Net cash settlements received on derivatives not designated as hedges	(27,287)	(33,170)	(222,516)	(69,714)
Premiums paid for derivatives that settled during the period	558	1,029	1,574	3,054
Production sales	$403,939	$365,940	$1,072,898	$1,326,104

EQT PRODUCTION
RESULTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
OPERATIONAL DATA

Sales volume detail (MMcfe):
Marcellus (a)	171,468	129,645	486,439	373,522
Other (b)	24,617	26,651	74,129	75,023
Total production sales volumes (c)	196,085	156,296	560,568	448,545

Average daily sales volumes (MMcfe/d)	2,131	1,699	2,046	1,643

Average realized price ($/Mcfe)	$2.20	$2.55	$2.31	$3.11

Gathering to EQT Midstream ($/Mcfe)	$0.62	$0.72	$0.66	$0.74
Transmission to EQT Midstream ($/Mcfe)	$0.19	$0.19	$0.19	$0.19
Third party gathering and transmission ($/Mcfe)	$0.29	$0.29	$0.29	$0.29
Processing ($/Mcfe)	$0.17	$0.17	$0.16	$0.17
Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$0.09	$0.12	$0.09	$0.12
Production taxes ($/Mcfe)	$0.05	$0.09	$0.06	$0.09
Production depletion ($/Mcfe)	$1.06	$1.16	$1.06	$1.16

Depreciation, depletion and amortization (DD&A) (thousands):
Production depletion	$207,120	$181,857	$594,408	$521,741
Other DD&A	2,946	2,420	8,358	7,330
Total DD&A	$210,066	$184,277	$602,766	$529,071

Capital expenditures (thousands)	$621,377	$451,358	$1,090,033	$1,453,647

FINANCIAL DATA (thousands)

Revenues:
Production sales	$403,939	$365,940	$1,072,898	$1,326,104
Net marketing services	5,251	4,886	11,960	27,845
Gain (loss) on derivatives not designated as hedges	93,356	160,458	(32,342)	209,881
Total operating revenues	$502,546	$531,284	$1,052,516	$1,563,830

Operating expenses:
Gathering	135,113	119,507	403,514	348,317
Transmission	81,456	68,044	235,196	198,697
Processing	33,332	26,934	88,429	76,505
LOE, excluding production taxes	17,419	18,808	50,127	53,615
Production taxes	9,094	13,698	36,326	41,739
Exploration	2,670	8,163	9,384	32,128
Selling, general and administrative (SG&A)	35,406	35,493	104,038	104,189
DD&A	210,066	184,277	602,766	529,071
Impairment of long-lived assets	-	-	-	4,252
Total operating expenses	524,556	474,924	1,529,780	1,388,513
Operating (loss) income	$(22,010)	$56,360	$(477,264)	$175,317

(a)	Includes Upper Devonian wells.
(b)	Includes 3,847 and 11,641 MMcfe of deep Utica sales volume for the three and nine months ended September 30, 2016, respectively; and 1,731 MMcfe of deep Utica sales volume for both the three and nine months ended September 30, 2015.
(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

EQT MIDSTREAM
RESULTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
OPERATIONAL DATA
Operating revenues (thousands):
Gathering
Firm reservation fee revenues	$84,848	$ 68,205	$252,993	$194,869
Volumetric based fee revenues:
Usage fees under firm contracts (a)	10,027	8,815	31,883	25,567
Usage fees under interruptible contracts	41,829	49,435	125,192	158,288
Total volumetric based fee revenues	51,856	58,250	157,075	183,855
Total gathering revenues	$136,704	$ 126,455	$410,068	$378,724

Transmission
Firm reservation fee revenues	$52,655	$ 50,657	$169,325	$162,602
Volumetric based fee revenues:
Usage fees under firm contracts (a)	14,470	11,129	41,803	29,706
Usage fees under interruptible contracts	2,340	897	7,214	3,422
Total volumetric based fee revenues	16,810	12,026	49,017	33,128
Total transmission revenues	$69,465	$ 62,683	$218,342	$195,730

Storage, marketing and other revenues	8,166	9,441	24,952	24,781
Total operating revenues	$214,335	$ 198,579	$653,362	$599,235

Gathered volumes (BBtu per day):
Firm reservation	1,563	1,150	1,507	1,085
Volumetric based services (b)	855	947	871	967
Total gathered volumes	2,418	2,097	2,378	2,052

Gathering and compression expense ($/MMBtu)	$0.10	$ 0.12	$0.10	$0.12

Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	1,440	1,751	1,515	1,866
Volumetric based services (b)	610	300	556	257
Total transmission pipeline throughput	2,050	2,051	2,071	2,123

Average contracted firm transmission reservation commitments (BBtu per day)	2,365	2,390	2,591	2,567

Capital expenditures (thousands)	$171,645	$ 130,902	$513,776	$368,019

FINANCIAL DATA (thousands)

Total operating revenues	$214,335	$ 198,579	$653,362	$599,235
Operating expenses:
Operating and maintenance (O&M)	30,867	35,691	92,162	100,399
SG&A	23,804	26,048	82,138	77,477
DD&A	26,937	23,830	79,948	70,417
Total operating expenses	81,608	85,569	254,248	248,293
Operating income	$132,727	$ 113,010	$399,114	$350,942

(a)	Includes commodity charges and fees on volumes gathered or transported in excess of firm contracted capacity.
(b)	Includes volumes gathered or transported under interruptible contracts and volumes in excess of firm contracted capacity.

CONTACT:
EQT analyst inquiries:
Patrick Kane – Chief Investor Relations Officer
412-553-7833
pkane@eqt.com
or
EQT Midstream Partners / EQT GP Holdings analyst inquiries:
Nate Tetlow – Investor Relations Director
412-553-5834
ntetlow@eqt.com
or
Media inquiries:
Natalie Cox – Corporate Director, Communications
412-395-3941
ncox@eqt.com